Exhibit 10.15

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of the 31st day of December 2003 (“Effective Date”) by and between Madison River Telephone Company LLC, a Delaware limited liability company (“Holdings”), and Paul H. Sunu (“Executive”).

WITNESSETH:

WHEREAS, Holdings and Executive entered into that certain Employment Agreement dated as of November 1, 2002 (the “Employment Agreement”); and

WHEREAS, Holdings and Executive desire to amend the Employment Agreement upon the terms and conditions enumerated below.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, including the continued employment of Executive by Holdings, continued provision of services by Executive to Holdings and the compensation received by Executive from Holdings from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Employment Agreement. Section 3.3 of the Employment Agreement shall be null, void, and of no further effect, and is deleted and replaced in its entirety with the following text:

“3.3 Compensation Plans and Programs. Executive shall participate in any compensation plan or program, short term (annual) or long term, maintained by Holdings and participated in by senior executives of Holdings generally on terms taking into account Executive’s title and position with Holdings. Executive’s short-term incentive award target is $175,000.

(a)

Provided that Executive remains an employee of Holdings on the date of each such Special Award Bonus (as defined below), and in addition to any other compensation plan or program, annual or long-term as described in this Section 3.3, Executive shall be paid a special annual award (the “Special Award Bonus”) on the Effective Date and each of the next four anniversary dates of the Effective Date in the amount per year equal to $153,049.40 plus all interest then accrued on the outstanding balance of that certain Non-Recourse Demand Note dated December 31, 2001 executed by Executive in favor of Holdings in the principal amount of $298,579.78 (the “MRTC Note”) and all interest then accrued on the outstanding balance of that certain Non-Recourse Demand

Note dated January 4, 2002 executed by Executive in favor of Madison River Capital, LLC (“MRC”) in the principal amount of $466,667.00 (the “MRC Note” and together with the MRTC Note, the “Notes”), all as is more fully described on the attached Schedule A. The Special Award Bonus shall be withheld by Holdings and directly applied as a payment of interest and reduction of principal owed by Executive to Holdings or MRC pursuant to the Notes. The amount of the Special Award Bonus shall be applied first to the payment of accrued but unpaid interest on, and then to the outstanding principal balance of, the MRTC Note. After payment in full of all amounts owing on the MRTC Note, the amount of any additional Special Award Bonuses shall be applied next to the payment of accrued but unpaid interest on, and then to the outstanding principal balance of, the MRC Note. Notwithstanding the foregoing, in the event that (i) Executive’s employment is terminated by Holdings other than for Cause (as defined herein), by Executive for Good Reason (as defined herein), or due to the death or Disability (as defined herein) of Executive, or (ii) on or before December 31, 2005, Holdings does not offer to extend Executive’s employment pursuant to this Agreement for a period of not less than two years on terms not less favorable than the terms set forth herein (and provided Executive’s employment has not previously been otherwise terminated on or prior to that date), then Executive shall be entitled to receive a special termination award bonus (the “Special Termination Bonus” and together with the Special Award Bonus, each a “Bonus”) as of the date of such termination or non-renewal in the amount equal to the full principal balance then outstanding on the Notes and all accrued but unpaid interest thereon, which Special Termination Bonus shall be withheld by Holdings and directly applied as a payment of interest and principal owed by Executive to Holdings or MRC under the Notes. Upon any paydown of any principal and interest under the Notes as provided for in this Section, Holdings and MRC hereby agree that a pro rata portion of the Pledged Securities (as defined in each of the Notes) shall be released from the lien and security interest granted in favor of each of them to secure repayment of the Notes.

(b)

On each date on which Executive receives either a Special Award Bonus or the Special Termination Bonus pursuant to Section 3.3(a) above, Executive shall be entitled to receive from Holdings, or its wholly-owned subsidiary Madison River Management LLC, a payment in an amount equal to 45% of the aggregate amount of the Bonus paid on such date (the “Tax Offset Payment”), all as is more fully described on the attached Schedule A. Holdings, or Madison River Management LLC, as applicable, shall withhold from the Tax Offset Payment the amount which Holdings determines to be its withholding obligations for federal, state and local income and employment taxes on the amount of any Bonus and the amount of the Tax Offset Payment. If the amount that Holdings determines that it is required to withhold for such taxes exceeds the amount of the Tax Offset Payment, the balance shall be paid to Executive promptly following such determination. If, on the other hand, the amount that Holdings determines that it is required to withhold for such taxes does not exceed the amount of the Tax Offset Payment, Executive shall promptly pay to Holdings an amount equal to such shortfall.”

2. Termination of Existing Bonus. Executive hereby acknowledges and agrees that he shall not hereafter be entitled to all or any portion of the $23,333.35 bonus described in Section 3.3 of the Employment Agreement.

3. Effect on Employment Agreement. Except as specifically provided herein, the Employment Agreement, as amended to date, shall remain in full force and effect in accordance with their terms.

4. Effect on the Notes. This Amendment shall not be deemed to amend, modify or change the provisions of the Notes, which Notes shall remain in full force and effect in accordance with their terms.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute by one instrument. One or more counterparts of this Amendment or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement effective as of the day and year first above written.

MADISON RIVER TELEPHONE COMPANY LLC

By:	/s/ J. Stephen Vanderwoude
Name:	J. Stephen Vanderwoude
Title:	Chairman and CEO

MADISON RIVER CAPITAL, LLC

By:	/s/ J. Stephen Vanderwoude
Name:	J. Stephen Vanderwoude
Title:	Chairman and CEO

/s/ Paul H. Sunu	(SEAL)
Paul H. Sunu

Madison River - Paul Sunu

Award Schedule A

Note A	298,579.98
Note B	466,667.00

765,246.98

1/6 Installment	153,049.40

Payoff Schedule:
		Year 1 /2003		Year 2 /2004		Year 3 /2005		Year 4 /2006		Year 5 /2007
	12/31/03 Balance		Ending Balance		Ending Balance		Ending Balance		Ending Balance		Ending Balance
Note A	298,579.98	153,049.40	145,530.58	145,530.59	0.00		0.00		0.00		0.00
Note B	466,667.00		466,667.00	7,518.81	459,148.19	153,049.40	306,098.79	153,049.40	153,049.40	153,049.40	0.00

	765,246.98	153,049.40	612,197.58	153,049.40	459,148.19	153,049.40	306,098.79	153,049.40	153,049.40	153,049.40	0.00

Interest through 12/31/2003 on Note A		30,996.43

** The interest for Note B was accrued and paid throughout the year via payroll and the special bonus.

Interest calculated on ending balance @ 5%				30,609.88		22,957.41		15,304.94		7,652.47

		184,045.83	612,197.58	183,659.28	459,148.19	176,006.81	306,098.79	168,354.34	153,049.40	160,701.87	0.00

Gross Up	45.00%	82,820.62		82,646.67		79,203.06		75,759.45		72,315.84

Gross Check		266,866.45		266,305.95		255,209.87		244,113.79		233,017.71

Federal W/H	25.00%	66,716.61		66,576.49		63,802.47		61,028.45		58,254.43
State W/H	6.00%	16,011.99		15,978.36		15,312.59		14,646.83		13,981.06
Medicare	1.45%	3,869.56		3,861.44		3,700.54		3,539.65		3,378.76

	32.45%	86,598.16		86,416.28		82,815.60		79,214.92		75,614.25

Net Check		180,268.29		179,889.67		172,394.27		164,898.86		157,403.46

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